SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant /   /

Check the appropriate box:

/   / Preliminary Proxy Statement

/   / Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

/ X / Definitive Proxy Statement

/   / Definitive Additional Materials

/   / Soliciting Material Pursuant to Section 240.14a-12

                        Ramtron International Corporation
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/   / Fee computed on table below per Exchange Act Rule 14-6(i)(4) and 0-11

      1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

                                   Page-1

      4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

      5)  Total fee paid:

          ---------------------------------------------------------------

/   /  Fee paid previously with preliminary materials.

/   /  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        --------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

        --------------------------------------------
    3)  Filing Party:

        --------------------------------------------
    4)  Date Filed:

        --------------------------------------------

                                   Page-2

                      RAMTRON INTERNATIONAL CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                May 24, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Annual Meeting") of Ramtron International Corporation, a Delaware corporation (the "Company"), will be held on May 24, 2007, at 10:30 a.m., Mountain Time, at the Hilton Garden Inn, 1810 Briargate Parkway, Colorado Springs, Colorado 80920, for the following purposes, each as more fully described in the attached Proxy Statement:

1. To elect six directors to our Board of Directors. The names of the nominees to be presented for election are: William G. Howard, William W. Staunton, III, Eric A. Balzer, William L. George, Jack L. Saltich and Theodore J. Coburn.

2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending December 31, 2007.

3. To transact other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only record holders of the Company's Common Stock at the close of business on April 4, 2007, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you own a few or many shares of stock and whether or not you expect to attend the Annual Meeting in person, it is important that your shares be voted to ensure your representation and the presence of a quorum at the annual meeting. Most beneficial stockholders who own shares through a bank or broker may vote by telephone, the Internet, or by mail. Registered stockholders who own their shares in their own name must vote by mail. If you vote by mail, please complete, sign, date and return the accompanying proxy card in the enclosed envelope. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so by voting in person at the annual meeting. Your proxy may be revoked at any time prior to the annual meeting in accordance with the procedures set forth in the Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ Eric A. Balzer
                                            -----------------------
                                            Eric A. Balzer
                                            Secretary
Colorado Springs, Colorado
April 25, 2007

                                   Page-3

                      RAMTRON INTERNATIONAL CORPORATION

                               PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by and on behalf of the Board of Directors of Ramtron International Corporation, a Delaware corporation ("us," "we," or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 24, 2007, at 10:30 a.m., Mountain Time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Garden Inn, 1810 Briargate Parkway, Colorado Springs, Colorado 80920.

The Company's principal place of business is 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

This proxy statement and accompanying proxy are first being mailed to our stockholders on or about April 25, 2007.

                               VOTING AND PROXIES

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, our stockholders will be asked to act upon the matters outlined in the notice of meeting on the cover page and described in this proxy statement, including the election of directors and ratification of the appointment of our independent auditors for the fiscal year ending December 31, 2007. In addition, management will respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

Only holders of record of shares of the Company's Common Stock at the close of business on April 4, 2007 (the "Record Date") are entitled to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. 26,118,608 shares of Common Stock were issued and outstanding as of the close of business on the Record Date.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMPANY'S COMMON STOCK?

Each outstanding share of the Company's Common Stock will be entitled to one vote for each matter.

HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

                                   Page-4

Stockholders of record of Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing, and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW ARE VOTES COUNTED?

In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to all of or one or more of the nominees.

For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board and "FOR" the ratification of the independent auditors).

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

In the election of directors, the six persons receiving the highest number of "FOR" votes cast in their favor at the Annual Meeting will be elected. Ratification of the independent auditors requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers generally have discretionary authority to vote on each of the two items (election of directors and ratification of the independent auditors) expected to be presented. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal; however, they will be counted for purposes of determining a quorum. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

                                   Page-5

WHAT CONSTITUTES A QUORUM?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in the aggregate voting power of the outstanding shares of Common Stock entitled to vote will constitute a quorum, permitting the conduction of business by the Company at the meeting. As of the Record Date, 26,118,608 shares of Common Stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of Common Stock representing at least 13,059,305 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy-holders, Gery E. Richards and William W. Staunton, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director at the time of the meeting, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

DO THE STOCKHOLDERS HAVE ANY APPRAISAL RIGHTS WITH REGARD TO ANY OF THE
PROPOSALS?

No. Under Delaware law, stockholders are not entitled to appraisal rights with respect to these proposals.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Provided, however, that in the event the Company determines it is necessary to engage a proxy soliciting firm for the purpose of soliciting proxies for items to be voted upon, the Company may do so prior to the meeting. Any such firm engaged would be paid customary fees for their services. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

                                   Page-6

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting, and we will publish final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2007.

WHAT IS THE DIFFERENCE BETWEEN HOLDING MY SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Most stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     - Stockholder of Record - If your shares are registered directly in your name with the Company's transfer agent, Citibank, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company's designated proxyholders or to vote in person at the meeting. The Company has enclosed or sent a proxy card for you to use together with the notice of meeting and this proxy statement.

     - Beneficial Owner - If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, or nominee how to vote and are also invited to attend the annual meeting. Since a beneficial owner is not the stockholder of record, you may not vote these in person at the meeting unless you obtain a "legal proxy" from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee, or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, or nominee how to vote your shares.

HOW WILL MY PROXY BE VOTED?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Proposal 2. We are not aware of any other matter that may be properly presented other than the election of directors and Proposal 2. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

                                   Page-7

WHAT IF I DON'T MARK THE BOXES ON MY PROXY?

Unless you give other instructions on your form of proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each Proposal in this Proxy Statement. In summary, the Board recommends a vote FOR:

     - The election of William G. Howard, William W. Staunton, III, Eric A. Balzer, William L. George, Jack L. Saltich and
        Theodore J. Coburn as directors.

     - The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the fiscal year ending December 31, 2007.

CAN I GO TO THE ANNUAL MEETING IF I VOTE BY PROXY?

Yes. Attending the Annual Meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the Annual Meeting or by delivering a later dated proxy.

WILL MY VOTE BE PUBLIC?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept confidential and are only available as actually necessary to meet legal requirements.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company, which are intended to be presented by such stockholders at the next annual meeting of stockholders of the Company to be held after the 2007 Annual Meeting must be received by the Company no later than December 15, 2007 or within a reasonable time prior to the Company's filing of its proxy materials, in order that they may be included in the proxy statement and form of proxy relating to the 2008 annual meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company at 1850 Ramtron Drive, Colorado Springs, Colorado 80921 by certified mail, return receipt requested, in order to ensure timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for May 24, 2007.

                                   Page-8

                        PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below, all of whom are currently directors of the Company. It is not expected that any nominee will be unable or will decline to serve as a director. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and not for a greater number of persons than the number of nominees listed below. The term of office of each person elected as a director at the Annual Meeting will continue until the next annual meeting of stockholders and such time as his successor is duly elected and qualified or until his earlier resignation, removal or death.

The names of the nominees, who constitute all of the current directors, and certain information about them, are set forth below:

Name                           Age   Position(s) with the Company
----                           ---   ----------------------------

William G. Howard(1)(2)(3)     65    Chairman of the Board
William L. George(2)(3)        64    Director, Chairman of the Nominating
                                     and Governance Committee
Jack L. Saltich(1)(2)          63    Director, Chairman of the Compensation
                                     Committee
Theodore J. Coburn(1)(3)       53    Director, Chairman of the Audit Committee
William W. Staunton            59    Director, Chief Executive Officer
Eric A. Balzer                 58    Director, Chief Financial Officer and
                                     Corporate Secretary
-----------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Nominating and Governance Committee

All directors and executive officers are elected by the Board of Directors for an initial term which continues until the Board meeting immediately preceding the next annual statutory meeting of the stockholders, and thereafter are elected for one-year terms or until their successors have been elected.

                                   Page-9

Dr. Howard has served as a director since July 1994. Since September 1990, Dr. Howard has been an independent engineering consultant to various entities, including SEMATECH, the Semiconductor Industry Association and Dow Corning. From October 1987 until December 1990, he served as a Senior Fellow at the National Academy of Engineering while on leave from Motorola. From 1969 to 1990, Dr. Howard was employed by Motorola where he most recently served as Corporate Senior Vice President and Director of Research and Development. Dr. Howard is a member of the National Academy of Engineering and a fellow of the Institute of Electrical Engineers and of the American Association for the Advancement of Science. Dr. Howard is Chairman of Thunderbird Technologies, a private company developing new transistor technologies, and is a director of Xilinx, Inc., a public company that manufactures integrated circuits.

Dr. William L. George became a director of the Company in August 2005. Since August 1999, Dr. George has served as Senior Vice President of Operations for ON Semiconductor, a supplier of performance power solutions that spun off from Motorola, Inc. in 1999. From June 1997 until July 1999, Dr. George served as corporate vice president and director of Manufacturing for Motorola's Semiconductor Components Group. Dr. George served as a Supervisory Director of Metron Technology, a global supplier of semiconductor equipment and materials, from October 2003 until it was acquired by Applied Materials, Inc. in October 2004. Dr. George received a B.S. degree in Metallurgical Engineering from the University of Oklahoma and a Ph.D. in Materials Science from Purdue University. Dr. George is a director of Silicon Image, Inc., a public company that designs and develops mixed-signal integrated circuits.

Jack Saltich has been a member of our Board of Directors since August 2005. Mr. Saltich is a retired executive with over 30 years of experience. From
July 1999 until his retirement in August 2005, he was President and Chief Executive Officer of Three Five systems Inc., a technology company specializing in the design, development, and manufacturing of custom displays and display systems. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. From 1993 to 1999, Mr. Saltich served as Vice President with Advanced Micro Devices ("AMD"), where his last position was General Manager of AMD's European Microelectronics Center in Dresden, Germany. From 1971 to 1988, Mr. Saltich served in a number of capacities with Motorola Inc., culminating in his position as Vice President and Director of the Company's Advanced CMOS Product R&D Laboratory. Mr. Saltich serves on the board of directors of two other public companies, Immersion Corporation (IMMR) and Leadis Technology (LDIS), is Chairman of Vitex Systems Inc., a private company focusing on licensing of intellectual property, and serves on the Technical Advisory Board for DuPont Electronic Materials Business. Mr. Saltich received both a bachelor and masters degrees in electrical engineering from the University of Illinois. In 2002, he received a distinguished alumni award from the University of Illinois.

                                   Page-10

Mr. Theodore J. Coburn joined the Company as a director in September 2005. Since August 1991, Mr. Coburn has served as president of the Coburn Capital Group, a boutique investment bank based in New York City. Since April 2005, Mr. Coburn has also been a partner of Triton Real Estate Partners, a real estate development company. He serves as chairman of the Allianz Global Investors Mutual Fund Complex and a director of Nicholas-Applegate Fund, Inc. From March 2006 to January 2007, Mr. Coburn was Executive Vice President in charge of strategy, marketing and sales for Edison Schools Inc., a private educational management company. From March 2002 to August 2003, Mr. Coburn was senior vice president and head of the Domestic Corporate Client Group at The Nasdaq Stock Market, Inc. Mr. Coburn received a B.S. degree in Economics and Finance from the University of Virginia; an M.B.A. degree from Columbia's Graduate School of Business; and a Master of Divinity degree, a Masters degree in Education, and a Certificate of Advanced Studies in Cognitive Development from Harvard University.

Mr. Coburn, in his capacity as an independent trustee of the Allianz Funds (a mutual fund family), has been named as a defendant along with the investment advisers, distributor, other trustees, officers and other affiliates of the Funds in a consolidated class action pending in the federal district court in Connecticut. The lawsuit involves class and derivative claims, and it is based on allegations that the investment advisers and other service providers were involved in improper revenue sharing arrangements relating to the Funds. The plaintiffs seek, among other things, unspecified compensatory damages plus interest as well as punitive damages.

Mr. Staunton joined us as a director and our Chief Executive Officer in December 2000. Prior to joining us, Mr. Staunton served as Chief Operating Officer of Maxwell Technologies, which designs and manufactures multi-chip modules and board products for commercial satellite applications, from March 1999 until December 2000. Mr. Staunton was Executive Vice President of Valor Electronics Inc. from April 1996 until February 1999. Valor Electronics designs and manufactures magnetic filter products for use in local area networks and communications products. Mr. Staunton holds a Bachelors of Science degree in Electrical Engineering from Utah State University.

Mr. Balzer was named our Chief Financial Officer in October 2004. Mr. Balzer has served as one of our directors since September 1998. From November 1999 until October 2004, Mr. Balzer was a retired executive. From January 1990 until his retirement in November 1999, Mr. Balzer served as Senior Vice President of Operations for Advanced Energy Industries, Inc. a company that develops, manufactures and markets power conversion devices for the semiconductor equipment industry. Mr. Balzer is a director of All America Real Estate Development, which is a public company, involved in real estate development and Optibrand, which is a private bio-medical company, involved in animal identification and tracking devices. Mr. Balzer holds a Bachelor of Science degree in Finance from the University of Colorado.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                  STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF
                           THE NOMINEES NAMED ABOVE

                                   Page-11

                           COMPENSATION OF DIRECTORS

We pay each of our non-employee directors an annual retainer of $12,000, plus $1,500 for each Board of Directors meeting attended in person by those directors who reside in the United States. Previously, members of our Board of Directors who resided outside of the United States received $2,500 for each Board of Directors' meeting attended in person. While we do not presently have any Board members who reside outside the United States, we may in the future and would expect to continue this practice. Non-employee directors also receive $1,000 for each telephonic meeting attended. The Chairman of the Board of Directors is paid an annual retainer of $50,000. We do not pay any of these fees to directors who are also employees.

The Chairman of the Audit Committee receives an additional $9,000 annual retainer, and Audit Committee members receive an additional $6,000 annual retainer. Effective January 1, 2007, the annual retainer for the Chairman of the Audit Committee increased to $15,000. These additional fees are paid monthly in cash.

The Chairman of the Compensation Committee receives an additional $3,000 annual retainer, and Compensation Committee members receive an additional $2,000 annual retainer. Effective January 1, 2007, the annual retainer for the Chairman of the Compensation Committee increased to $7,000. These additional fees are paid monthly in cash.

The Chairman of the Nominating and Governance Committee receives an additional $3,000 annual retainer, and Nominating and Governance Committee members receive an additional $2,000 annual retainer.

Directors are also reimbursed for reasonable expenses for attending Board of Directors' meetings. Non-employee directors are eligible to be granted stock awards under our 2005 Incentive Award Plan.

We do not have a formal policy concerning the granting of stock awards to non-employee directors; however, we may consider adopting such a policy in the future. In February 2003, our Board approved the practice that the Chairman of the Board would receive two times the number of stock awards granted to non-employee directors generally at the time any such stock awards are granted. In December 2005, non-employee directors were each granted stock option awards that will vest in equal annual installments over a three-year period. No stock options were granted to non-employee directors during 2006.

Perquisites and Other Personal Benefits. We do not provide any quantifiable perquisites and other personal benefits to non-employee directors.

                                   Page-12

                        DIRECTOR COMPENSATION FOR 2006

                          Fees Earned or
Name                      Paid in Cash($)        Total($)
-----------------         ---------------        --------

William G. Howard             $69,333            $69,333

William L. George             $28,833            $28,833

Jack L. Saltich               $29,500            $29,500

Theodore J. Coburn            $30,666            $30,666

Klaus Fleischmann(1)          $33,500            $33,500

Doris Keitel-Schulz(1)        $31,500            $31,500

----------
(1)  Resigned from our Board of Directors in November 2006.

          DIRECTOR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

                         Stock Option    Stock Option
                           Awards           Awards          Restricted
Name                    Exercisable(#)  Unexercisable(#)  Stock Awards(#)
----------------------  --------------  ----------------  ----------------

William G. Howard          384,000          100,000               0

William L. George          100,000           50,000               0

Jack L. Saltich            100,000           50,000               0

Theodore J. Coburn         100,000           50,000               0

Klaus Fleischmann(1)        64,000(2)             0               0

Doris Keitel-Schulz(3)     130,000(4)             0               0

----------
(1) Resigned from our Board of Directors in November 2006. 100,000 unvested stock option shares were cancelled upon resignation from the Board and 164,000 vested stock option shares were available for exercise until February 20, 2007.

(2) Mr. Fleischmann exercised 100,000 vested option shares in November 2006 and the remaining 64,000 vested option shares expired and were cancelled on February 20, 2007.

(3) Resigned from our Board of Directors in November 2006. 100,000 unvested stock option shares were cancelled upon resignation from the Board and 130,000 vested stock option shares were available for exercise until February 20, 2007.

(4) Ms. Keitel-Schulz exercised 75,000 vested option shares in February 2007 and the remaining 55,000 vested option shares expired and were cancelled on February 20, 2007.

                                   Page-13

       INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors currently consists of six directors. The Board of Directors held a total of six meetings during 2006. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he or she has been a director. All committee members attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he or she served during the period. While we do not have a formal policy regarding the attendance of directors at the Annual Meeting of Stockholders, all directors are encouraged to attend. One non-employee director and both employee directors of the Board of Directors attended last year's Annual Meeting of Stockholders.

The Board of Directors consists of a majority of "independent directors" as such term is defined in The Nasdaq Stock Market's Marketplace Rules. The Board of Directors has determined that Dr. William G. Howard, Dr. William L. George, Mr. Jack L. Saltich, and Mr. Theodore J. Coburn are independent directors in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company within a certain time period. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to us.

The National Electrical Benefit Fund (the "Fund"), which as of April 16, 2007 beneficially held 9.4% of our outstanding common stock, is entitled to designate one member of our Board of Directors as long as the Fund owns shares of our common stock equal to or greater than five percent (5%) of our outstanding common stock. At this time, the Fund has not designated an individual to serve as a director on our Board.

In connection with the sale by Qimonda AG (an affiliate of Infineon Technologies AG) of its aggregate stockholdings in the Company, Mr. Klaus Fleischmann and Ms. Doris Keitel-Schulz, the two members of our Board of Directors appointed by Qimonda in accordance with the original agreement governing the purchase by Infineon Technologies AG of our common stock, resigned as members of our Board of Directors, effective November 20, 2006.

The three standing committees of the Board are the Audit Committee, Compensation Committee and the Nominating and Governance Committee. The Board has appointed only independent directors to the Audit, Compensation and Nominating and Governance Committees. Until their resignation in November 2006, Mr. Fleischmann and Ms. Keitel Schulz served on each of our standing board committees.

                                   Page-14

Audit Committee
---------------

The members of the Audit Committee during 2006 were Dr. Howard,
Mr. Fleischmann, Ms. Keitel-Schulz, Mr. Saltich, and Mr. Coburn. As noted above, Mr. Fleischmann and Ms. Keitel-Schulz resigned the Board in November 2006. There were nine meetings of the Audit Committee during 2006. The Audit Committee is responsible for policies, procedures and other matters relating to accounting, internal financial controls and financial reporting, including the engagement of our independent auditors. The Committee is also responsible for the planning, scope, timing and cost of any audit and other non-audit related services that the auditors may be asked to perform, as well as the review of reports by our auditors on our financial statements following the completion of each annual audit. Each Audit Committee member is considered "independent" as defined in The Nasdaq Stock Market's Marketplace Rules and Securities and Exchange Commission regulations. During 2006, the Board of Directors determined that based on the credentials of Dr. William Howard, the Chairman of the Audit Committee, Dr. Howard qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission regulations.

The Audit Committee has adopted a written charter for the Audit Committee.
The Audit Committee Charter is also available on our website, www.ramtron.com. This material is available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

Compensation Committee
----------------------

The members of the Compensation Committee during 2006 were Dr. Howard,
Mr. Fleischmann, Ms. Keitel-Schulz, Mr. Saltich and Dr. George. As noted above, Mr. Fleischmann and Ms. Keitel-Schulz resigned from the Board in November 2006. The Compensation Committee met four times during 2006. This Committee makes recommendations to the Board of Directors regarding salaries, bonuses, stock incentive awards and other compensation and benefits for directors, executive officers and employees.

Nominating Committee
--------------------

The members of the Nominating Committee during 2006 were Dr. Howard,
Mr. Fleischmann, Ms. Keitel-Schulz, Mr. Coburn and Dr. George. As noted above, Mr. Fleischmann and Ms. Keitel-Schulz resigned from our Board in November 2006. The Nominating Committee held one meeting in 2006. In December 2006, the responsibilities of the Nominating Committee were expanded to include governance functions.

                                   Page-15

In fulfilling its functions and responsibilities, the Committee is given the authority and responsibility of making regular and meaningful contacts throughout the year with the Chairman of the Board, other committee chairpersons and members of senior management. The Committee is tasked with the development and participation in a process for ongoing review of corporate governance issues of the Company. The Committee has the authority to obtain and utilize resources the Committee deems necessary, including independent counsel and advisors.

In addition, the Committee has primary responsibility for the establishment of the criteria for board membership, including the size and structure of our Board and evaluating and considering potential candidates, including those suggested by our stockholders. The Committee is to regularly review, discuss and assess the performance of our Board and its committees and make recommendations for improvement of performance.

The Committee is responsible for periodic review and assessment of non-employee director compensation for service on the Board and its committees and recommending any changes in compensation considered appropriate.

The Nominating and Governance Committee's responsibilities include:

- Administering and overseeing all aspects of the Company's corporate governance functions on behalf of the Board;

-  Making recommendations to the Board regarding corporate governance issues;

- Assessing the performance of the Board, including Board committees and individual Board members;

- Making recommendations regarding the establishment and structure of new and existing board committees;

- Identifying, reviewing, evaluating and recommending candidates to serve as directors of the Company, including determination as to whether incumbent directors should be re-nominated;

- Serving as a focal point for communication between such candidates, non-committee directors and the Company's management;

-  Overseeing continuing education of directors, as appropriate; and

- Making such other recommendations to the Board regarding affairs relating to the directors of the Company as the Committee deems appropriate.

The Nominating and Governance Committee Charter is available on our website at www.ramtron.com. This material is available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

                                   Page-16

With regard to the 2007 annual meeting of stockholders, any stockholder director nominee submissions must be received by the secretary no later than the date by which stockholder proposals for such annual meeting must be received as described above under the heading DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS.

            STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has implemented a process by which our stockholders may send written communications to the Chairman or to the Board's attention. Any stockholder may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Ramtron International Corporation, Attn: Chairman of the Board, 1850 Ramtron Drive, Colorado Springs, Colorado 80921. This information is also available on the Company's website at www.ramtron.com. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the Chairman, the full Board, or the individual Board member(s) specifically addressed in the communication.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers and their ages are as follows:

Name                       Age   Position(s)
----                       ---   -------------------------------------------
William W. Staunton        59    Director, Chief Executive Officer
Eric A. Balzer             58    Director, Chief Financial Officer and
                                   Corporate Secretary

Officers are appointed by and serve at the discretion of the Board of Directors. For information concerning Mr. Staunton and Mr. Balzer, see "Nominees" above.

                           SECURITY OWNERSHIP OF
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 16, 2007 by: (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all directors and executive officers as a group.

                                   Page-17

Name and Address                     Shares of Common Stock         Percent
Beneficial Owner(1)                  Beneficially Owned(2)        of Class(3)
---------------------------          ----------------------       -----------

National Electrical Benefit Fund            2,551,377(4)             9.4%
1125 15th Street, N.W., Room 912
Washington, D.C.  20005

Ashford Capital Management, Inc.            2,484,100(5)             9.5
P.O. Box 4172
Wilmington, DE  19807

Cortina Asset Management, LLC               2,489,072(6)             9.5
330 East Kilbourn Avenue
Suite 850
Milwaukee, WI  53202

William W. Staunton                           932,354(7)             3.4
Eric A. Balzer                                484,776(8)             1.8
William G. Howard                             384,000(9)             1.4
William L. George                             100,000(10)             *
Jack L. Saltich                               100,000(11)             *
Theodore J. Coburn                            100,000(12)             *

All directors and executive
officers as a group (6 persons)             2,101,130(13)            7.6
---------------
*    Less than one percent

(1) For directors and officers, the address is c/o Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

(2) Such persons or entities have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws where applicable, except as otherwise indicated in the information contained in these footnotes.

(3) Pursuant to Rule 13d-3(d)(1)(B) of the Securities Exchange Act of 1934, as amended, shares of Common Stock issuable upon the exercise of warrants or stock options held by each person or entity set forth in the table which are currently or become exercisable within 60 days are included in the number of shares of Common Stock outstanding for purposes of determining the percentage ownership of such person or entity.

(4) Includes: (i) 1,638,680 shares of Common Stock owned by the National Electrical Benefit Fund (the Fund); (ii) 905,697 shares of Common Stock issuable upon exercise of warrants held by the Fund; and (iii) 7,000 shares of Common Stock issuable upon exercise of vested options held by the Fund. The trustees of the Fund share voting and dispositive powers as to such shares.

                                   Page-18

(5) Ashford Capital Management, an investment advisor, beneficially owns 2,484,100 shares over which it possesses sole voting power and sole dispositive power, based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007.

(6) Cortina Asset Management, an investment advisor, beneficially owns 789,072 shares over which it possesses sole voting power and 1,700,000 shares as to which Cortina has dispositive power, based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007.

(7) Includes 650,000 shares issuable to Mr. Staunton upon exercise of options that are vested and exercisable within 60 days from April 16, 2007; 90,000 shares of restricted stock that vest on December 19, 2007; 27,354 shares of restricted stock that vest on February 23, 2008; and 165,000 shares of restricted stock that will only vest upon the achievement of certain performance targets prior to December 31, 2009.

(8)  Includes: (i) 50,000 shares of Common Stock owned directly; and
     217,750 shares of Common Stock issuable to Mr. Balzer upon exercise of options that are vested and exercisable within 60 days from April 16, 2007; 60,000 shares of restricted stock that vest on December 19, 2007; 17,026 shares of restricted stock that vest on February 23, 2008; and 140,000 shares of restricted stock that will only vest upon the achievement of certain performance targets prior to December 31, 2009.

(9) Includes 384,000 shares issuable to Dr. Howard upon exercise of options that are vested and exercisable within 60 days from April 16, 2007.

(10) Includes 100,000 shares of Common Stock issuable to Dr. George upon exercise of options that are vested and exercisable within 60 days from April 16, 2007.

(11) Includes 100,000 shares of Common Stock issuable to Mr. Saltich upon exercise of options that are vested and exercisable within 60 days from April 16, 2007.

(12) Includes 100,000 shares of Common Stock issuable to Mr. Coburn upon exercise of options that are vested and exercisable within 60 days from April 16, 2007.

(13) Includes 1,551,750 shares of Common Stock issuable to current officers and directors upon exercise of options that are vested and exercisable within 60 days from April 16, 2007.

                    EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2006, relating to equity compensation plans of the Company pursuant to which common stock is authorized for issuance:

                                   Page-19

                    Number of
                    securities       Weighted-               Number of
                      to be           average               securities
                   issued upon       exercise           remaining available
                   exercise of       price of           for future issuance
                   outstanding      outstanding            under equity
                     options,         options,          compensation plans
                  warrants, and    warrants, and      (excluding securities
                      rights          rights         reflected in column (a))
Plan category          (a)              (b)                     (c)
-------------     -------------   --------------     ------------------------
Equity
compensation
plans approved
by security
holders(1)          6,253,508          $3.55                2,215,735

Equity
compensation
plans not
approved by
security
holders(2)            454,949          $3.87                    2,984
                    ---------                               ---------
Total               6,708,457          $3.57                2,218,719
                    =========                               =========
-----------
(1) Includes options granted under the Company's Amended and Restated 1986 Stock Option Plan (the "1986 Plan"), the 1989 Non-statutory Stock Option Plan (the "1989 Plan"), the 1995 Stock Option Plan, as amended (the "1995 Plan"), and the 2005 Incentive Award Plan (the "2005 Plan"), collective, the "Plans." All the Plans have stockholder approval. The options granted under the Plans become exercisable in full or in installments pursuant to the terms of each grant. Directors and officers of the Company are eligible to participate in these Plans.

(2) On August 17, 1999, our Board of Directors adopted the 1999 Stock Option Plan under which a total of 700,000 shares of the Company's Common Stock were authorized for issuance pursuant to the exercise of stock options granted there under. The exercise price of all non-qualified stock options must be equal to at least 95% of the fair market value of the common stock on the date of grant and the maximum term of each grant is ten years. Options granted become exercisable in full or in installments pursuant to the terms of each grant. Directors and officers of the Company are not eligible to participate in the 1999 Plan.

                                   Page-20

                              EXECUTIVE COMPENSATION
                       COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives
--------------------------------------

We operate in a fast-paced, ever-evolving semiconductor industry where there is a high level of competition for market share and talent. Our objective is to attract, retain and motivate highly qualified executives with competitive compensation packages and reward them for our success. Our executive officer compensation program supports our business strategy with the goal of enhancing the value of our Company by improving top-line results while remaining focused on cash flow performance and increased operating efficiency.

Our compensation program emphasizes a pay-for-performance concept, meaning an individual's compensation and career advancement depends upon meeting and exceeding pre-established Company objectives and goals. The Company's financial performance, as well as the individual executive's performance, are considered when determining an individual executive's compensation.

The Compensation Committee believes that the compensation package for executive officers should consist of three principal components:

-  Annual base salary;

- Annual target incentive bonus, the dollar or restricted stock award amount of which is dependent on our financial performance; and

- Long-term incentive compensation, currently provided in the form of stock option grants and performance-contingent restricted stock awards.

The Compensation Committee considers multiple factors when determining the amount of total compensation, which includes base salary, incentive bonus and long-term compensation.

We use compensation data collected from similarly situated executives at competitive companies as a guideline in determining compensation, and generally look at the median of the market as the guidelines for all aspects of compensation, including total compensation, base compensation, annual incentive and long-term incentive. However, compensation may vary from these guidelines based upon the role of the position within our organization, and the executive's experience and performance in achieving objectives.

Our executive compensation program is intended to:

- provide competitive compensation to attract and retain executive talent with the capability to lead within a global company;

- reward performance that drives successful company results;

- enhance a culture that is team focused;

- reward both individual success and the success of the organization;

                                   Page-21

- promote executive ownership of our common stock to further align executives' financial interest with stockholders' interest and to facilitate among executives an ownership culture; and

- be flexible to respond to changing needs of the business.

Our Chief Executive Officer reviews the performance of his direct reports annually, and the Compensation Committee evaluates the performance of the Chief Executive Officer annually. The Compensation Committee evaluates the competitive levels of compensation at least every three years by reviewing compensation statistics from peer companies to ensure that we continue to be competitive and therefore, maintain our ability to attract and retain superior employees in key positions.

Role of Compensation Committee and Administration of Compensation Program
-------------------------------------------------------------------------

Our Compensation Committee is responsible for establishing and implementing our compensation program for executive officers. This Committee also makes recommendations to the Board of Directors regarding salaries, bonuses, stock award grants, and other compensation and benefits for directors, executive officers, senior management and employees. The members of the Compensation Committee during 2006 were Dr. Howard, Mr. Fleischmann, Ms. Keitel-Schulz, Mr. Saltich and Dr. George. Mr. Fleischmann and Ms. Keitel-Schulz resigned from the Board in November 2006. Each Compensation Committee member is considered "independent" as defined in The Nasdaq Stock Market's Marketplace Rules and Securities and Exchange Commission regulations.

The Compensation Committee reviews and approves the base salary for our executive officers annually, and recommends to the Board of Directors, annual and long-term incentive programs for approval. Our current long-term incentive plan covers a three-year period from 2007 through 2009. The Committee also approves and recommends to the Board of Directors for its approval, the grant of any discretionary equity-based benefits such as stock options and restricted stock.

In 2006, the Compensation Committee hired an independent executive compensation consultant, DolmatConnell & Partners, to review market data and make recommendations regarding the competitiveness of our executive compensation programs. DolmatConnell & Partners reported the finding of its review directly to the Compensation Committee and provided relevant market data on the competitiveness of our total compensation, base salary, annual bonuses, and long-term incentives. DolmatConnell & Partners also recommended alternatives to consider when making compensation decisions for the executives to ensure that our compensation programs remain competitive. DolmatConnell & Partners synthesized information from published surveys and publicly available proxy data of peer companies. There were 14 peer companies considered in the 2006 study: Advanced Analogic Technologies Incorporated; Catalyst Semiconductor, Inc.; Exar Corporation; hi/fn, inc.; Hittite Microwave Corporation; Maxwell Technologies, Inc.; Micro Linear Corporation; QuickLogic Corporation; SRS Labs, Inc.; Staktek Holdings, Inc.; Supertex, Inc.; Transmeta Corporation; Virage Logic Corporation; and Volterra Semiconductor Corporation. The peer group was based on company size, industry and revenue in a comparable range to ours. As a result of this study, ranges for 2007 were established for total compensation, base salary and incentives.

                                   Page-22

The 2006 compensation study showed that the total compensation of our Chief Executive Officer and Chief Financial Officer base salaries were at the market median of the reviewed peer group for similar positions and functions. However, variable compensation and historical stock awards were below market, which were considered in the Committee's determination of compensation for 2007 and beyond. The study also showed that the senior management's base salaries were at the market median of the reviewed peer group for their position and functions, however, variable compensation and the historic stock awards were below market. The Chief Executive Officer and Compensation Committee concluded that in light of the findings, adjustments would be made to bring total compensation in line with peer statistics.

Executive Compensation Components for 2006
------------------------------------------

Our executive officer compensation program consisted of:

- Base salary;

- Annual incentive program consisting of cash bonuses;

- Long-term incentive program consisting of stock awards in the form of stock option grants and restricted stock awards;

- Employee benefit plans generally available to our employees, including medical and dental insurance, life insurance and disability plans;

- 401(k) Plan; and

- Perquisites and other benefits.

In 2006, the Committee reviewed all compensation, benefits and perquisites provided for our executive officers. The specific rationale, design, reward process and related information for each element are outlined below.

Our 2005 Incentive Awards Plan was approved by stockholders at our 2005 Annual meeting. This plan gives the Committee the opportunity to design stock-based incentive programs that promote high performance and the achievement of corporate goals. Employees, including our named executive officers and non-employee directors are eligible to receive awards under this plan.

Our 2005 Incentive Awards Plan provides for grants of stock options, performance units, performance shares, restricted stock, restricted stock units, phantom stock, stock appreciation rights, and other incentives and awards that the Committee may, in its discretion, grant alone or in tandem with any of the foregoing awards. Stock options must be granted with a per share exercise price no less than 100% of the fair market value of one share of our common stock on the date of grant. The Committee establishes the terms and conditions of each award, including vesting and performance criteria and the term of the award. In general, stock options are awarded with four-year annual vesting periods and expire ten years from the date of grant. Awards of restricted stock may specify performance-based vesting features or time-based vesting.

                                   Page-23

Since our 1999 Stock Option Plan was not approved by stockholders, directors and officers are not eligible for option awards under this plan. This plan does, however, give the Committee an opportunity to attract, retain and motivate employees other than directors and officers by means of stock award incentives. Such incentives are designed to promote the interests of the company by allowing employees to own common stock and participate in the growth and financial success of our company.

For more information on our equity plans, see "Equity Compensation Plan Information" above.

Base Salary
-----------

Adjustments to base salary are considered at the Compensation Committee's meeting in December of each year. When determining annual salary increases, the performance of individuals as well as our company's performance is considered, along with the competitiveness of each individual's compensation based on job function or position.

In addition, base salaries and total compensation are reviewed at the time of promotion. When determining increases to base salaries due to promotion, responsibilities, and competitive market compensation for the position.

During 2006, changes to the base salaries of our executive officers reflected both a review based on their performance and competitive comparisons. Senior management and employees received 2006 salary increases based on performance, contribution, and promotion, as well as the competitive market compensation data for their position.

Incentive Executive Compensation Components for 2006
----------------------------------------------------

Annual Incentive - 2006 Bonus Plan. The 2006 Bonus Plan required company achievement of a certain level of product revenue and net income excluding stock-based compensation expense and post bonus accrual threshold prior to any payouts under the Plan. The target bonus payout for each executive officer was to be 19% for our CEO, Mr. Staunton, and 14% for our CFO, Mr. Balzer, of total bonus pool dollars.

The Compensation Committee and Board reviewed the performance against the objectives set forth in the 2006 Executive Bonus Plan during the first quarter of 2007. Based on 2006 actual financial results compared to the target matrix, the objectives of the 2006 Executive Bonus Plan were not achieved and bonuses based on these objectives were not paid to executive officers.

Incentive Executive Compensation Components for 2007
----------------------------------------------------

Annual Incentive - 2007 Bonus Plan. In February 2007, the Committee and Board approved the financial targets for the Company's 2007 Bonus Plan.
Participants in the 2007 Bonus Plan include our Chief Executive Officer, our Chief Financial Officer, members of senior management, and employees. The 2007 Bonus Plan is based on achieving a specific amount of total revenue and net income excluding stock-based compensation expense. The target bonus payout for executive officers will be a percentage of their salary based on the financial target thresholds under the Plan's matrix.

                                   Page-24

2007 Long-Term Executive Incentive Program. The Compensation Committee and Board approved a new 2007 long-term executive incentive program for the period of January 2007 through December 2009. The participants in this long-term incentive program are our executive officers and certain senior management. Specific objectives were established for this program that relate primarily to growth in revenue and net income over the three-year period. At any time during the life of this program, the achievement of the specific performance targets will result in the vesting of restricted stock awards specified under the long-term incentive plan.

Under the 2007 long-term executive incentive program, the Committee and Board approved the grant of restricted stock awards to each of Mr. Staunton, our CEO and Mr. Balzer, our CFO, subject to the Company's achievement of certain operational milestones by no later than December 31, 2009. Mr. Staunton's grant was for 165,000 shares of restricted stock and Mr. Balzer's was for 140,000 shares of restricted stock. Partial achievement of the performance targets for 2009 annual revenue and 2009 net income before stock-based compensation expense will result in partial vesting of the restricted stock awards in accordance with percentages set out in the plan.

Stock Awards
------------

The Compensation Committee of the Board of Directors views the granting of stock options and restricted stock as a valuable incentive that serves to attract, retain and motivate executive officers and other key employees, as well as align their interests more closely with our corporate objectives.

The Compensation Committee reviews and considers recommendations by our Chief Executive Officer (other than for himself) with regard to the grant of stock options and restricted stock to executive officers and other key employees, and then makes the final recommendations to the Board of Directors. In determining the size, frequency and other terms of an option grant or restricted stock award to an executive officer, the Compensation Committee and the Board consider a number of factors, including, among others, such officer's position, responsibilities, job performance, prior option grants, contributions and length of service and the value of his vested and unvested previously granted stock options and restricted stock, if any.

To encourage an optionee to remain in our employ, options generally vest in annual installments over four years and restricted stock generally vests in a one-year period as long as the optionee remains an employee. In 2006, options to purchase an aggregate of 595,000 shares of Common Stock and 150,000 shares of restricted stock were granted to executive officers, which represented approximately 61% of all options and restricted stock granted to our employees in 2006. Information concerning options granted during 2006 to named executive officers is provided in the table entitled "Grants of Plan-Based Awards for 2006" below.

                                   Page-25

In December 2006, as a result of the findings presented in the compensation report by DolmatConnell & Partners, the Compensation Committee and Board approved the grant of restricted stock awards to our named executive officers and certain members of senior management. These grants were to adjust current stock-based compensation to levels that of the competitive comparisons provided in the compensation report. Certain employees also received restricted stock awards based on their individual performance. All such restricted stock awards have a one year vesting period. Mr. Staunton received 90,000 shares and Mr. Balzer received 60,000 shares of restricted stock.

In February 2007, based on our Company's actual accomplishments during 2006, the Compensation Committee and Board approved a special bonus of restricted stock to our Chief Executive Officer, our Chief Financial Officer, members of senior management and certain employees based on individual performance. All such restricted stock awards have a one year vesting period. Mr. Staunton received 27,354 shares and Mr. Balzer received 17,026 shares of restricted stock.

The Compensation Committee of the Board of Directors generally considers the same factors in determining the Chief Executive Officer's compensation as it does for other executive officers, including both subjective and objective factors. Mr. William W. Staunton is our Chief Executive Officer. His compensation in 2006 consisted of an annual salary of $357,706, $18,801 vacation payout and $41,867 for housing, auto and travel allowances. No bonus was paid to Mr. Staunton in 2006 since we did not achieve the goals of the 2006 bonus program, which was approved by the Compensation Committee. In December 2006, Mr. Staunton received a restricted stock award of 90,000 shares with a one year vesting period as a competitive market adjustment, which was approved by the Compensation Committee.

Employment and Retirement Benefits
----------------------------------

In order to attract and retain employees and provide support in the event of illness or injury, we offer all of our employees, including executive officers, medical and dental coverage, disability insurance and life insurance. All of our executive officers are entitled to participate in these plans.

We do not have a defined benefit plan for executives or employees, but instead encourage saving for retirement through our 401(k) Plan, to which we make matching contributions. Employees may contribute up to the maximum voluntary deferral amount allowed by the Internal Revenue Service. In 2006, we contributed 25% of the first 6% the employee contributes. All employee contributions are vested upon contribution and any matching is vested based on years of service. Vesting is 20% each year after the first year of service.

In the past, we have maintained change-of-control severance agreements with our executive officers. These agreements expired in March 2006; however, we are considering implementing new agreements this year with our executive officers providing severance benefits. We do not expect any agreement we might adopt to include "single trigger" pay-out features.

                                   Page-26

Perquisites and Other Personal Benefits
---------------------------------------

We do not provide substantial perquisites to executive officers, but instead limit perquisites to personal use of club memberships, car allowance, and travel reimbursement to and from our headquarters. The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Deductibility of Executive Compensation
---------------------------------------

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the
Code), a publicly held corporation will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation (including stock-based compensation) paid to a particular officer exceeds $1 million in any fiscal year unless such compensation was based on performance goals and certain other conditions are satisfied. The Compensation Committee takes the limitations of
Section 162(m) into account in making its compensation decisions, but such limitations are not necessarily a determining factor.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during 2006 were William G. Howard, Klaus Fleischmann, Doris Keitel-Schulz, William L. George, and Jack L. Saltich. As described previously, Mr. Fleischmann and Ms. Keitel-Schulz resigned from this Committee in November 2006. None of our executive officers or employees were members of our Compensation Committee during 2006.

The following Board of Directors Audit Committee Report and Board of Directors Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

                       COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee members have reviewed and discussed with management the Compensation Discussion and Analysis information contained in this proxy statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent and actions of the Committee with regard to executive compensation. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

                                                  William G. Howard
                                                  William L. George
                                                  Jack L. Saltich
----------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

                                   Page-27

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer during 2006 and our other executive officer whose compensation during 2006 exceeded $100,000.

Name and                                   Stock      Option     All Other
Principal Position     Year   Salary($)  Awards($)   Awards($)  Compensation  Total($)
                                            (1)        (1)
-------------------    ----   ---------  ---------  ---------  -------------  --------

William W. Staunton    2006   $357,706   $11,007   $84,617      $16,801(2)
  Chief Executive                                               $41,867(3)
  Officer                                                       $ 3,300(4)    $515,298

Eric A. Balzer         2006   $251,401   $ 7,338   $51,624      $15,000(2)
  Chief Financial                                               $ 5,994(3)
  Officer                                                       $ 3,300(4)    $334,657

Greg B. Jones(5)       2006   $ 10,864         0         0      $180,513(6)
  President-                                                    $ 86,089(2)   $277,466
  Technology Group

-----------
(1) This column reflects the values recognized for stock option and restricted stock awards for financial statement reporting purposes for the fiscal year ended December 31, 2006 and thus may include amounts from awards granted during and prior to 2006. Please see a discussion of all assumptions used in the valuation of these awards in Note 7 to the consolidated financial statements in our 2006 Form 10-K.

(2)  Payment for unused vacation time.

(3) Amounts paid for housing and auto allowances and amounts paid for personal travel and spouse travel.

(4)  Amount paid for our matching contribution to our 401(k) Retirement Plan.

(5)  Mr. Jones resigned on January 13, 2006.

(6)  Severance monies paid Mr. Jones in January 2006.

                                   Page-28

                     GRANTS OF PLAN-BASED AWARDS FOR 2006

                                                                      Equity                                    Grant Date
                                          Equity               Incentive Plan Awards:                          Fair Value of
                                   Incentive Plan Awards:       Number of Securities    Exercise Price of        Stock and
Name                 Grant Date  Number of Stock or Units(#)    Underlying Options(#)   Option Awards($/sh)  Option Awards($)
                                                                                                                    (1)
----------           ----------  ---------------------------  ------------------------  -------------------  ----------------

William W. Staunton  12/19/06             90,000                                                                $334,800
                     12/19/06                                         235,000                 $3.72             $639,106
                      3/30/06                                         200,000                 $1.91             $291,160

Eric A. Balzer       12/19/06             60,000                                                                $223,200
                     12/19/06                                         160,000                 $3.72             $435,136

Greg B. Jones                                  0                            0

----------
(1) The Company applies the Black-Scholes valuation method to compute the estimated fair value of the stock options and recognizes compensation expense, net of estimated forfeitures on a straight-line basis so that the award is fully expensed at the vesting date. Restricted stock awards were valued at the closing price on the date of grant and are expensed at the vesting date.

                                   Page-29

              OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

                              Option Awards                           Stock Awards
             =================================================   =======================
                                                                              Equity
                                                                              Incentive
                                                                 Equity       Plan
                                                                 Incentive    Awards:
                                                                 Plan         Market
                                                                 Awards:      or Payout
                                                                 Number of    Value of
                                                                 Unearned     Unearned
              Number of    Number of                             Shares,      Shares,
              Securities   Securities                            Units        Units
              Underlying   Underlying                            or Other     or Other
              Unexercised  Unexercised    Option    Option       Rights that  Rights that
              Options(#)   Options(#)     Exercise  Expiration   Have Not     Have Not
Name          Exercisable  Unexercisable  Price($)  Date         Vested(#)    Vested($)
                               (1)                                  (2)          (3)
----------    -----------  -------------  --------  ----------   -----------  -----------

William W.                                                          90,000     $335,700
Staunton             0       200,000       $ 1.910    3/30/2016
                     0       235,000       $ 3.720   12/19/2016
               150,000             0       $ 3.710   12/02/2014
                75,000        25,000       $ 2.320   10/21/2013
               100,000             0       $ 3.800   12/03/2012
                75,000             0       $ 1.880   10/16/2011
               200,000             0       $ 5.500   12/14/2010

Eric A.                                                             60,000     $223,800
Balzer               0       160,000       $ 3.720   12/19/2016
                18,750        56,250       $ 2.292   12/07/2015
                75,000             0       $ 3.710   12/02/2014
                60,000             0       $ 3.010   10/26/2014
                25,000             0       $ 3.800   12/03/2012
                10,000             0       $ 7.250    2/02/2011
                15,000             0       $ 7.438    1/28/2010
                 5,000             0       $10.563   10/03/2010
                 5,000             0       $ 7.406   12/22/2009
                 4,000             0       $ 7.030    9/01/2008

Greg B.         44,500             0       $ 3.710    1/13/2007
Jones           75,000             0       $ 5.469    1/13/2007
               125,000             0       $ 7.438    1/13/2007
                 9,000             0       $28.438    1/13/2007

-----------
(1) All options vest four equal annual installments commencing one year from the date of grant.

(2) Restricted stock awards that vest one year from the grant date of December 19, 2006.

(3) Based on the closing price as reported on The Nasdaq Stock Market on December 29, 2006 of $3.73.

                                   Page-30

                    OPTION EXERCISES AND STOCK VESTED

                           Option Awards               Stock Awards
                     =========================   ========================
                       Number                      Number
                      of Shares       Value       of Shares      Value
                     Acquired on   Realized on   Acquired on  Realized on
Name                 Exercise(#)   Exercise($)    Vesting(#)   Vesting($)
-------------------  -----------   -----------   -----------  -----------
William W. Staunton          0             0             0            0

Eric A. Balzer               0             0             0            0

Greg B. Jones(1)       253,000       $68,870(2)          0            0

----------
(1) Mr. Jones resigned his position on January 13, 2006. 87,500 unvested stock option shares were cancelled upon his resignation and 535,500 vested stock option shares were available for exercise until January 13, 2007. All unexercised vested stock options shares expired and were cancelled January 13, 2007.

(2) Based on the fair market value determined on the date of exercise, less the exercise price.

                         CHANGE-OF-CONTROL AGREEMENTS

We previously implemented change-of-control severance agreements with our executive officers, which expired in March 2006. We are considering implementing new change-of-control severance agreement with our executive officers during 2007, which we expect will provide benefits only upon termination (without cause or for good reason) following a change of control.

                              CODE OF CONDUCT

Our Code of Conduct, which applies to all employees, including all executive officers and senior officers, and directors is posted to our website www.ramtron.com. The Code of Conduct is compliant with Item 406 of Securities and Exchange Commission Regulation S-K and The Nasdaq Stock Market corporate governance listing standards. Any material changes to the Code of Conduct will also be disclosed on our website. Any waivers of the Code of Conduct for our executive officers, directors or senior financial officers must be approved by our Audit Committee and those waivers, if any would be disclosed on our website under the caption, "Exceptions to the Code of Conduct." There have been no waivers to the Code of Conduct.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors, our chief accounting officer, and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) forms filed.

                                   Page-31

To our knowledge and based solely on our review of the copies of such forms received by us, and written representations from certain reporting persons that no other forms were required during the fiscal year ended December 31, 2006, our required Section 16 filers complied with all applicable Section 16(a) filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are our relationships and related-party transactions between our company and our officers, directors and principal stockholders or their affiliates. No new relationships and related-party transactions have been entered into since January 1, 2006.

TRANSACTIONS INVOLVING THE NATIONAL ELECTRICAL BENEFIT FUND. The National Electrical Benefit Fund (the "Fund") was during 2006 and continues to be a principal stockholder of our company.

Pursuant to a Stock and Warrant Purchase Agreement dated March 13, 1989 between us and the Fund, as amended, we agreed to pay to the Fund, for as long as the Fund owns at least 5% of the outstanding shares of our common stock, a monthly consulting fee of not more than $5,000 and to reimburse the Fund for all out-of-pocket expenses incurred in monitoring the Fund's investment in the Company. We are obligated to pay to the Fund approximately $60,000 per year in payment of such fees and expenses.

TRANSACTIONS INVOLVING INFINEON TECHNOLOGIES AG. Infineon Technologies AG was a principal stockholder of our company until November 20, 2006. In November 2006, Infineon Technologies AG transferred to Qimonda AG, an affiliate, 4,430,005 shares of our common stock and its warrant to purchase 262,633 additional shares of our common stock (collectively, the "Qimonda Shares").

In November 2006, we entered into a Registration Rights Agreement with the purchasers of the Qimonda Shares. The purchase of the shares from Qimonda by institutional and other accredited investors unaffiliated with us was a privately negotiated transaction from which we received no proceeds other than the reimbursement of costs associated with registering the Shares.

       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                            INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC as our independent auditors, to audit our consolidated financial statements for the year ending December 31, 2007. A representative of Ehrhardt Keefe Steiner & Hottman PC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The independent registered public accounting firm of KPMG, LLP, audited our financial statements for the fiscal years ended December 31, 2006 and 2005, and were our independent auditors since July 2002.

                                   Page-32

The aggregate fees billed for professional services by KPMG, LLP, relating to the audit of our 2006 and 2005 consolidated financial statements and the fees for other professional services billed in 2006 and 2005 were:

Type of Fee                 2006            2005
------------------        --------        --------
Audit fees                $346,301        $393,600
Audit related fees          12,000          12,000
Tax fees                     4,500          16,800
All other fees               5,815          61,500

AUDIT FEES. KPMG's fees billed us relating to the 2006 and 2005 annual audit services and the review of interim financial statements.

AUDIT-RELATED FEES. KPMG's fees billed us during 2006 and 2005 for audit-related services including fees for our employee benefit plan audit that were not included under the heading "Audit Fees."

TAX FEES. KPMG's fees billed us during 2006 and 2005 for tax consultation and tax return preparation services.

ALL OTHER FEES. KPMG's fees billed us during 2006 for Securities and Exchange Commission filings not included in the above categories.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. KPMG did not render any professional services to us in 2006 or 2005 with respect to financial information systems design and implementation.

The Audit Committee has established a policy whereby the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company's independent auditors in accordance with a prior description of the services to be performed and specific estimates for each such services. The Audit Committee pre-approved all of the services performed by KPMG during fiscal 2006.

                          AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls and audit functions. Until November 2006, the Audit Committee was composed of five outside, independent directors, all of whom meet the independence requirements of applicable Securities and Exchange Commission rules and regulations and listing requirements of The Nasdaq Stock Market. In November 2006,
Mr. Fleischmann and Ms. Keitel-Schulz resigned from our Board of Directors. During 2006, Dr. William Howard was the Audit Committee financial expert as defined under applicable Securities and Exchange Commission rules and was also deemed to be a financially sophisticated Audit Committee member under applicable NASDAQ rules. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is annually reassessed and updated, as needed.

                                   Page-33

In connection with our consolidated financial statements for the fiscal year ended December 31, 2006, the Audit Committee has:

- Reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2006 with both our independent registered public accounting firm and management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements.

- Discussed with the independent registered public accounting firm matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

- Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm their independence.

Based on these actions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

                                                  William G. Howard
                                                  Jack L. Saltich
                                                  Theodore J. Coburn

              THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
            VOTE FOR THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
                             AUDITORS NAMED ABOVE

                                OTHER MATTERS

We currently know of no matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                  FORM 10-K

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, RAMTRON INTERNATIONAL CORPORATION, 1850 RAMTRON DRIVE, COLORADO SPRINGS, COLORADO 80921.

                                   Page-34

PROXY                                                                    PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                       RAMTRON INTERNATIONAL CORPORATION

                      2007 Annual Meeting of Stockholders

The undersigned stockholder(s) of Ramtron International Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated
April 25, 2007, and hereby appoints William W. Staunton, III and Gery E. Richards, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held May 24, 2007, at 10:30 a.m., Mountain Time, at the Hilton
Garden Inn, 1810 Briargate Parkway, Colorado Springs, Colorado 80920, and at any adjournment(s) thereof, and to vote all shares of Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth on reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

DO NOT FOLD, STAPLE OR MUTILATE.

                         (To be Signed on Reverse Side)
                                 SEE REVERSE SIDE

                                   Page-35

                        RAMTRON INTERNATIONAL CORPORATION
             PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.
                                     ( X )

1.  ELECTION OF DIRECTORS:

Nominees:  William G. Howard; William W. Staunton, III; Eric A. Balzer;
           William L. George; Jack L. Saltich and Theodore J. Coburn.

                       FOR           WITHHELD
                       ALL           FROM ALL
                     NOMINEES        NOMINEES
                      (    )          (    )

    FOR, except vote withheld from the following nominee(s):

      (    )------------------------------------------------------------------
                                List Nominee(s)

2.  APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS:

To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending December 31, 2007.

                   FOR          AGAINST          ABSTAIN
                 (     )        (     )          (     )


OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorney-in-fact hereunder.

                                              Dated                      2007
                                                   ---------------------
Signature(s)
            ------------------------------------------------------------------
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                    Page-36

==============================================================================

                                           By Order of the Board of Directors

                                           /s/ Eric A. Balzer
                                           ------------------------
                                           Eric A. Balzer
                                           Secretary

Colorado Springs, Colorado
April 25, 2007

                                    Page-37